Exhibit 99.1

         Edgewater Achieves 63% Year-over-Year Revenue Growth

    WAKEFIELD, Mass.--(BUSINESS WIRE)--April 19, 2006--A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company"), today announced financial results for its first quarter ended March 31, 2006.

    First Quarter Results

    Actual financial results and utilization for the quarter ended
March 31, 2006:

    -- Total revenue increased 59.7% to $14.3 million, compared to $9.0 million in the first quarter of 2005.

    -- Service revenue increased 62.5% to $13.5 million, compared to $8.3 million in the first quarter of 2005;

    -- Gross profit was $5.2 million, or 36.1% of total revenues, compared to $3.8 million, or 42.7% of total revenues in the first quarter of 2005;

    -- Gross profit margin related to service revenue was 38.0%, compared to 45.8% in the first quarter of 2005;

    -- Net income from continuing operations amounted to $0.5 million, or $0.04 per diluted share, compared to $0.2 million, or $0.02 per diluted share in the first quarter of 2005.

    -- Net income was $0.5 million, or $0.04 per diluted share, compared to net income of $0.2 million, or $0.02 per diluted share in the first quarter of 2005; and

    -- Utilization was 78.8%, compared to 81.5% during the first quarter of 2005;

    -- Cash flow provided by operating activities was $1.4 million in the first quarter of 2006, compared to cash flow provided by operating activities of $1.4 million during the first quarter of 2005.

    "We are pleased that Edgewater achieved solid growth in the first quarter," said Shirley Singleton, President and CEO of Edgewater Technology. "Our organic metrics were slightly impacted by some customer delays in launching new projects at the beginning of the quarter, which is reflected in our utilization and gross profits numbers. However, we finished the quarter strong welcoming 14 new customers and achieving organic growth."
    Singleton continued, "Our sales activity has begun to increase, producing more bid opportunities, of a larger size and scope. In addition, the recent acquisition of National Decision Systems ("NDS") contributed to the Company's revenue and profitability during the first quarter."
    Commenting on NDS, Singleton added, "The NDS acquisition expands Edgewater's offerings; complements our core competencies by adding new strategic service offerings; and strengthens Edgewater's vertical expertise. In addition, it is providing Edgewater and Ranzal with the opportunity to deliver more robust service offerings to existing and prospective clients."
    "With the pipeline to support continued organic growth combined with the full effect of the NDS acquisition, we expect to post higher revenue and improved profitability in the second quarter," Singleton concluded.
    During the first quarter, Edgewater Technology, Inc. also adopted SFAS 123R "Share-Based Payments". In accordance with the adoption, Edgewater recorded $243 thousand in total stock-based compensation expense during the quarter, which represents $.02 per diluted share. SFAS 123R requires recognition of stock-based expense on the same line item where cash compensation is recognized for our employees, so we recognized $93 thousand of such expense under "Cost of Revenue - Project and Personnel Costs" and $150 thousand under "Selling, General and Administrative Expense". Further details can be found in the attached Consolidated Statement of Operations.

    Conference Call

    Edgewater Technology will host a conference call on Wednesday, April 19, at 10:00 a.m. (ET) to discuss first-quarter 2006 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 800-884-5695 (passcode 74423305) approximately 10 minutes prior to the call start. A replay of the call can be accessed via www.edgewater.com
- Investor Relations section or by dialing 888-286-8010 (passcode 89524111) from 12:00 p.m. (ET) Wednesday, April 19 through 11:59 p.m.
(ET) Wednesday, April 26.

    About Edgewater Technology, Inc.

    Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

    Selected Financial Data:
-0-
*T

                      EDGEWATER TECHNOLOGY, INC
                Consolidated Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                                                  Three Months Ended
                                                      March 31,
                                                ----------------------
                                                   2006       2005
                                                ----------- ----------
Revenue:
    Service revenues                               $13,502     $8,309
    Software                                           293        274
    Reimbursable expenses                              513        376
                                                ----------- ----------
          Total revenue                             14,308      8,959

Cost of revenue:
    Project and personnel costs(1)                   8,368      4,501
    Software costs                                     267        261
    Reimbursable expenses                              513        376
                                                ----------- ----------
          Total cost of revenue                      9,148      5,138

                                                ----------- ----------
          Gross profit                               5,160      3,821

    Selling, general and administrative
     expense(1)                                      4,352      3,455
    Depreciation and amortization expense              345        304
                                                ----------- ----------
          Operating income                             463         62

Interest income and other, net                         299        252
                                                ----------- ----------
Income before income taxes                             762        314

Provision for income taxes                             302        126
                                                ----------- ----------
          Net income                                  $460       $188
                                                =========== ==========

BASIC AND DILUTED EARNINGS PER SHARE:
    Basic and diluted earnings per share             $0.04      $0.02
                                                =========== ==========
    Weighted Average Shares Outstanding - Basic     10,635     10,341
                                                =========== ==========
    Weighted Average Shares Outstanding -
     Diluted                                        11,335     10,762
                                                =========== ==========

(1) Includes the following amounts related to
 stock-based compensation expense:
    Cost of revenue - Project and personnel
     costs                                             $93         $-
    Selling, general and  administrative expense       150         33
                                                ----------- ----------
       Total stock-based compensation expense         $243        $33
                                                =========== ==========

                      EDGEWATER TECHNOLOGY, INC.
            Summary Consolidated Balance Sheet Information
                            (In thousands)
                                            March 31,     December 31,
                                              2006           2005
                                           (Unaudited)     (Audited)
                                          --------------  ------------
Assets
Cash and marketable securities                  $25,566       $33,381
Accounts receivable, net                         11,727         9,858
Deferred taxes, current                           1,323         1,323
Prepaid expenses and other assets, current        1,460         1,367
                                          --------------  ------------
   Total current assets                          40,076        45,929
Fixed assets, net                                 1,401         1,364
Deferred taxes, net                              19,911        20,168
Intangible assets, net                           28,599        17,076
Other assets                                         45            52
                                          --------------  ------------
   Total Assets                                 $90,032       $84,589
                                          ==============  ============

Liabilities and Stockholders' Equity
------------------------------------------
Accounts payable and accrued liabilities         $7,047        $3,159
Accrued payroll and related liabilities           1,939         3,085
Deferred revenue and other liabilities              215           260
                                          --------------  ------------
   Total current liabilities                      9,201         6,504
Stockholders' Equity                             80,831        78,085
                                          --------------  ------------
   Total Liabilities and Stockholders'
    Equity                                      $90,032       $84,589
                                          --------------  ------------

Shares Outstanding                               11,157        10,460
                                          ==============  ============
*T
    This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our fiscal 2006 outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could", "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) failure of our sales pipeline to be converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (12) the failure of the marketplace to embrace CPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2005 Annual Report on Form 10-K filed with the SEC on March 23, 2006. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.
    Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.



    CONTACT: Edgewater Technology, Inc.
             Kevin Rhodes, 781-246-3343
             Chief Financial Officer
             ir@edgewater.com
             or
             Barbara Warren-Sica, 781-246-3343
             Investor Relations
             ir@edgewater.com